Exhibit 3.1
FIRST AMENDMENT
TO THE FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
     THIS FIRST AMENDMENT TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, is entered into on April 16, 2007, but effective for all purposes as of December 31, 2006, by Crescent Real Estate Equities, Ltd., a Delaware corporation, on its own behalf as sole general partner (the “General Partner”) of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the “Partnership”), and as attorney-in-fact for each of the existing limited partners (the “Limited Partners”) of the Partnership, pursuant to Sections 2.4 and 14.1.B of the Fourth Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of April 30, 2006 (hereinafter referred to as the “Effective Agreement”).
WITNESSETH:
     WHEREAS, the Partnership was formed pursuant to that certain Certificate of Limited Partnership dated February 9, 1994 and filed on February 9, 1994 in the office of the Secretary of State of Delaware, and that certain Agreement of Limited Partnership dated as of February 9, 1994 (the “Initial Agreement”);
     WHEREAS, the Initial Agreement, as amended, was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of May 5, 1994 (the “First Amended Agreement”), which First Amended Agreement, as amended, was amended and restated in its entirety by that certain Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of November 1, 1997 (the “Second Amended Agreement”),which Second Amended Agreement, as amended, was amended and restated in its entirety by that certain Third Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of January 2, 2003 (the “Third Amended Agreement”);
     WHEREAS, the Third Amended Agreement, as amended, was amended and restated in its entirety by the Effective Agreement;
     WHEREAS, the individuals (hereinafter referred to as the “Stock Option Exercising Parties”) set forth in the following table (the “Stock Option Exercise Table”) exercised options to purchase REIT Shares for the respective number of shares, on the respective date, pursuant to the respective stock option plan and for which Crescent Equities shall receive credit for the respective Capital Contribution to the Partnership indicated opposite each such individual’s name:

		Number of
		REIT Shares		Capital
Individual	Exercise Date	Purchased	Stock Option Plan	Contribution
Wilkie S. Guinn	6/23/06	1,500	1995 Plan	$27,195.00
Shirley Coleman	7/10/06	600	1996 Plan	$11,676.00
Willie Hollie	7/10/06	800	1996 Plan	$15,568.00
Teresa L. Richards	7/11/06	800	1995 Plan	$15,592.00
Douglas A. Schumacher	7/11/06	1,300	1995 Plan	$25,337.00
Carmela A. Henson	7/12/06	1,000	1995 Plan	$19,640.00
Johnny O. Jarrin	7/12/06	800	1995 Plan	$15,712.00
Jamie R. Wright	7/12/06	710	1995 Plan	$13,944.40
Angella Petrucci	7/12/06	400	1995 Plan	$7,856.00
Deana S. Reno	7/12/06	1,000	1995 Plan	$19,640.00
F. Jean Walker	7/12/06	750	1995 Plan	$14,730.00
Daniel D. Thompson	7/13/06	200	1995 Plan	$3,922.00
Lori J. Bostron	7/13/06	1,000	1995 Plan	$19,610.00
Samuel W. Childress	7/13/06	1,000	1995 Plan	$19,610.00
James M. Eidson	7/13/06	7,700	1995 Plan	$150,997.00
Michael R. Musack	7/13/06	800	1995 Plan	$15,688.00
Michael R. Pugh	7/13/06	600	1995 Plan	$11,766.00
Rodney C. Leach	7/13/06	800	1995 Plan	$15,688.00
William J. Garcia	7/13/06	800	1995 Plan	$15,688.00
Alan B. Connelly	7/14/06	800	1995 Plan	$15,488.00
Joyce D. Allen	7/14/06	840	1995 Plan	$16,262.40
Raymond G. Cuellar	7/14/06	800	1995 Plan	$15,488.00
Anna M. Dean	7/14/06	200	1995 Plan	$3,872.00
Cheryl L. Dillon	7/14/06	200	1995 Plan	$3,872.00
Carlton W. Jordan	7/14/06	400	1995 Plan	$7,744.00
Priscilla Nunez	7/14/06	200	1995 Plan	$3,872.00
Paul G. Miller	7/14/06	1,000	1995 Plan	$19,360.00
Sidney Schnieder	7/14/06	400	1995 Plan	$7,744.00

		Number of
		REIT Shares		Capital
Individual	Exercise Date	Purchased	Stock Option Plan	Contribution
Teresa J. Shiller	7/14/06	400	1995 Plan	$7,744.00
Rochelle A. Mercier	7/19/06	3,200	1995 Plan	$64,672.00
Jamie R. Wright	7/26/06	2,700	1995 Plan	$54,027.00
Brenda D. Tietze	7/26/06	2,200	1995 Plan	$44,022.00
Sandra Porter	8/04/06	7,100	1995 Plan	$154,070.00
Kim R. Williams	8/09/06	4,300	1995 Plan	$89,741.00
Robert L. Hustwit	8/09/06	380	1995 Plan	$7930.60
Robert L. Hustwit	8/16/06	4,100	1995 Plan	$84,665.00
Joyce E. Cornwell	8/18/06	1,000	1995 Plan	$20,720.00
Dennis F. Cruse	8/29/06	5,100	1995 Plan	$109,446.00
William D. Rudd	8/30/06	2,635	1995 Plan	$56,520.75
Dane C. Neilson	9/01/06	1,250	1995 Plan	$26,875.00
Jamie R. Wright	9/05/06	2,000	1995 Plan	$44,100.00
Randy A. Hart	9/06/06	750	1995 Plan	$16,612.50
Chris T. Boucher	9/06/06	6,400	1995 Plan	$141,760.00
Mary C. Danylak	9/06/06	2,000	1995 Plan	$44,300.00
Richard M. Flusche	9/07/06	200	1995 Plan	$4,384.00
Douglas A. Schumacher	9/08/06	10,000	1995 Plan	$220,000.00
Thomas J. Petrie	9/11/06	17,000	1995 Plan	$374,000.00
Randolph C. Strait	9/11/06	6,000	1995 Plan	$132,000.00
Nancy P. Benson	9/11/06	1,000	1995 Plan	$22,000.00
Richard M. Flusche	9/11/06	1,400	1995 Plan	$30,800.00
Michael J. Winward	9/12/06	2,000	1995 Plan	$44,340.00
Joyce E. Cornwell	9/13/06	1,000	1995 Plan	$22,620.00
Christopher T. Boucher	9/13/06	1,200	1995 Plan	$27,144.00
Douglas A. Schumacher	9/13/06	3,600	1995 Plan	$81,432.00
William L. Chapman	9/13/06	2,120	1995 Plan	$47,954.40
Steven R. Cole	9/20/06	16,000	1995 Plan	$360,480.00
Bruce A. Picker	9/20/06	42,000	1995 Plan	$946,260.00

		Number of
		REIT Shares		Capital
Individual	Exercise Date	Purchased	Stock Option Plan	Contribution
David R. Snyder	9/25/06	5,000	1995 Plan	$110,150.00
Maggie H. Vassilaros	9/26/06	5,500	1995 Plan	$120,945.00
Daniel W. Gillespie	9/28/06	1,200	1995 Plan	$26,568.00
Michael J. Winward	10/04/06	2,000	1995 Plan	$44,240.00
Michael J. Winward	10/25/06	2,000	1995 Plan	$44,460.00
Chris R. Baird	11/24/06	6,800	1995 Plan	$146,132.00
Dane C. Neilson	12/15/06	6,750	1995 Plan	$133,312.50
     WHEREAS, on July 3, 2006, Gerald W. Haddock exercised his option to purchase a Partnership Interest including 67,500 Partnership Units under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and then immediately exercised his Exchange Rights with respect to the 67,500 Partnership Units;
     WHEREAS, on July 5, 2006, Gerald W. Haddock exercised his option to purchase a Partnership Interest including 37,500 Partnership Units under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and then immediately exercised his Exchange Rights with respect to the 37,500 Partnership Units;
     WHEREAS, on July 7, 2006, Gerald W. Haddock exercised his option to purchase a Partnership Interest including 13,071 Partnership Units under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and then immediately exercised his Exchange Rights with respect to the 13,071 Partnership Units;
     WHEREAS, on July 10, 2006, John C. Goff exercised his option to purchase a Partnership Interest including 290,122 Partnership Units under the 1995 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and then immediately exercised his Exchange Rights with respect to the 290,122 Partnership Units;
     WHEREAS, on July 11, 2006, Gerald W. Haddock exercised his option to purchase a Partnership Interest including 500 Partnership Units under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan;
     WHEREAS, on October 27, 2006, in connection with the termination of his employment with Crescent Equities, Samuel Lee Moreland forfeited to the Partnership a portion of his Partnership Interest including 5,000 Partnership Units, 3,000 of which were previously issued to him as a Grantee under the High Performance Plan and 2,000 of which were previously issued to him as a Grantee under the 2005 Incentive Plan;

     WHEREAS, pursuant to Section 11.7 of the Effective Agreement, the Partnership redeemed a portion of the Partnership Interests (including Partnership Units) of the Grantees set forth in the following table (the “Grantee Redemption Table”) for the respective number of Partnership Units, on the respective date and for the respective redemption price indicated opposite such Grantee’s name:

		Number of Partnership
Individual	Redemption Date	Units Redeemed	Redemption Price
Robert L. Carlen	12/05/06	3,500	$148,274.00
John P. Albright	12/06/06	10,500	$446,229.00
Thomas Shaw, Jr.	12/07/06	6,250	$265,750.00
C. Alan Hopkins	12/08/06	7,750	$328,987.50
Connie S. Angelot	12/08/06	6,500	$275,925.00
James D. Dockal	12/08/06	8,250	$350,212.50
Jason T. Phinney	12/08/06	6,000	$254,700.00
Suzanne M. Stevens	12/11/06	12,750	$539,605.50
Jason E. Anderson	12/12/06	4,125	$174,462.75
Dana L. Donahoe	12/12/06	7,500	$317,205.00
Brenna A. Wadleigh	12/12/06	8,250	$348,925.50
Daniel E. Smith	12/14/06	4,000	$167,488.00
Debra A. Wilson	12/15/06	4,500	$186,993.00
Robert H. Boykin, Jr.	12/19/06	9,000	$367,956.00
Anthony B. Click	12/28/06	4,500	$176,436.00
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:
     1. In order to reflect the following transactions, which are more fully described in the recitals above, Exhibit A to the Effective Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this First Amendment and made part hereof.
     (a) The exercise by Gerald W. Haddock of options to purchase a Partnership Interest (including 67,500 Partnership Units) and the immediate exercise of his Exchange Rights relating to such Partnership Units on July 3, 2006;
     (b) The exercise by Gerald W. Haddock of options to purchase a Partnership Interest (including 37,500 Partnership Units) and the immediate exercise of his Exchange Rights relating to such Partnership Units on July 5, 2006;

     (c) The exercise by Gerald W. Haddock of options to purchase a Partnership Interest (including 13,071 Partnership Units) and the immediate exercise of his Exchange Rights relating to such Partnership Units on July 7, 2006;
     (d) The exercise by John C. Goff of options to purchase a Partnership Interest (including 290,122 Partnership Units) and the immediate exercise of his Exchange Rights relating to such Partnership Units on July 10, 2006;
     (e) The exercise by Gerald W. Haddock of options to purchase a Partnership Interest (including 500 Partnership Units) on July 11, 2006;
     (f) The forfeiture by Samuel Lee Moreland of a portion of his Partnership Interest (including 5,000 Partnership Units) on October 27, 2006;
     (g) The redemption by the Partnership of a portion of the Partnership Interests (including Partnership Units) of certain Grantees as set forth above in the Grantee Redemption Table; and
     (h) The Capital Contributions of Crescent Equities set forth above in the Stock Option Exercise Table credited to Crescent Equities in connection with the exercise of options to purchase REIT Shares by the Stock Option Exercising Parties.
     2. Except as the context may otherwise require, any terms used in this First Amendment that are defined in the Effective Agreement shall have the same meaning for purposes of this First Amendment as in the Effective Agreement.
     3. Except as herein amended, the Effective Agreement is hereby ratified, confirmed, and reaffirmed for all purposes and in all respects.

     IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the date first written above.

GENERAL PARTNER:

CRESCENT REAL ESTATE EQUITIES, LTD., a Delaware corporation, on its own behalf and as attorney-in-fact for all of the existing Limited Partners pursuant to Sections 2.4 and 14.1.B of the Effective Agreement

By:	/s/ David M. Dean
	Name:	David M. Dean
	Title:	Managing Director, Law and Secretary

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

General Partner:

Crescent Real Estate Equities, Ltd. 777 Main Street Suite 2100 Fort Worth, TX 76102	None	1.000000%

Limited Partners:

Crescent Real Estate Equities Company 777 Main Street Suite 2100 Fort Worth, TX 76102	None	80.938080%

Anderson, John H. P.O. Box 460430 Fort Lauderdale, FL 33346	286,389	0.456742%

Big Bend III Investments, L.P. c/o Morton H. Meyerson 3401 Armstrong Avenue Dallas, TX 75205	18,989	0.030284%

Blalock, Myron G. III 12 Greenway Plaza, Suite 1400 Houston, TX 77046	20,857	0.033263%

Canyon Ranch, Inc. 8600 E. Rockcliff Rd. Tucson, AZ 85750	333,429	0.531762%

Cruce, Ervin D. 6233 Indian Creek Fort Worth, TX 76107	2,110	0.003365%

Friedman, Alan D. 4211 Versailles Dallas, TX 75205	11,150	0.017782%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Goff, John C. Attn: Mark Collier 777 Main Street, Suite 2100 Fort Worth, TX 76102	906,485	1.445689%

Haddock, Diane c/o Haddock Investments 210 W. 6th Street Suite 1206 Fort Worth, TX 76102	1,000	0.001595%

Haddock, Gerald W. c/o Haddock Investments 210 W. 6th Street Suite 1206 Fort Worth, TX 76102	63,419	0.101142%

Rainwater, Courtney E. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	21,098	0.033648%

Joost, Peter M. and Joost, Lindsay M., Trustees U/T/A dated April 11, 2002 555 California Street, Suite 5180 San Francisco, CA 94104	25,000	0.039871%

Kelly, Thomas L., II c/o CHB Capital Partners 511 16th Street, Suite 600 Denver, CO 80202	8,440	0.013460%

Kelly, W. Whitney 777 Main Street, Suite 1160 Fort Worth, TX 76102	1,285	0.002049%

Lewis, Michael S. 4405 Hanover Dallas, TX 75225	960	0.001531%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Luce, Thomas W., III, Trustee David N. Meyerson 1982 Trust UA 8/16/82 3401 Armstrong Avenue Dallas, TX 75205	4,220	0.006730%

Luce, Thomas W., III, Trustee Marti A. Meyerson 1982 Trust UA 8/16/82 3401 Armstrong Avenue Dallas, TX 75205	4,220	0.006730%

Moore, Darla 777 Main Street, Suite 2250 Fort Worth, TX 76102	259,805	0.414345%

Office Towers LLC 639 Isbell Road, #390 Reno, NV 89509 Attn: Ms. Jan George	3,135,481	5.000558%

Rainwater, Inc. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	24,753	0.039477%

Rainwater, Matthew J. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	21,098	0.033648%

Rainwater, Richard Todd 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	21,098	0.033648%

Rainwater, Richard E. 777 Main Street, Suite 2250 Fort Worth, TX 76102 Attn: Karen Reynolds	2,303,628	3.673894%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Roberts, Peter H. 2857 Paradise Road, Apartment 3004 Las Vegas, NV 89109	339,543	0.541513%

Rosewood Property Company 500 Crescent Court Suite 300 Dallas, TX 75201 Attn: Paul E. Rowsey, III	629,330	1.003674%

Senterra Corporation 12 Greenway Plaza, Suite 1400 Houston, TX 77046 Attn: Douglas Schnitzer	83,441	0.133074%

Taurus Investment Group, Inc. 1400 E. Newport Center Drive, Suite 209 Deerfield Beach, FL 33442	1,205	0.001922%

Tofsky, Neil H. 12 Greenway Plaza, Suite 1400 Houston, TX 77046	20,857	0.033263%

Wassel, James S. 14 Hartshorne Lane Rumson, NJ 07760	598	0.000954%

Yates, Murphy C. 10016 Robin Hill Lane Dallas, TX 75238	1,285	0.002049%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Grantee Limited Partners[1]

John C. Goff Attn: Mark Collier 777 Main Street, Suite 2100 Fort Worth, TX 76102	690,000	1.100432%

Dennis H. Alberts 777 Main Street, Suite 2100 Fort Worth, TX 76102	450,000	0.717673%

Kenneth S. Moczulski 3417 Acorn Run Fort Worth, TX 76109	135,000	0.215302%

Jane E. Mody 3301 Princeton Highland Park, TX 75205	132,500	0.211315%

Jerry R. Crenshaw, Jr. 7003 Whippoorwill Court Colleyville, TX 76034	125,000	0.199354%

David M. Dean 3221 WT Parr Road Grapevine, TX 76051	125,000	0.199354%

Jane B. Page 221 Kensington Court Houston, TX 77024	125,000	0.199354%

John L. Zogg, Jr. 3525 Dartmouth Dallas, TX 75205	125,000	0.199354%

Thomas G. Miller 925 Via Panorama Palos Verdes Estates, CA 90274	125,000	0.199354%

[1]	The following Partnership Interests and associated Partnership Units were issued to such Limited Partners as Grantees under Grant Agreements, as more fully described in Section 4.9 of the Effective Agreement.

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Paul R. Smith 6107 Woodland Drive Dallas, TX 75225	125,000	0.199354%

Suzanne M. Stevens 2321 Danielle Drive Colleyville, TX 76034	39,750	0.063394%

Robert H. Boykin, Jr. 435 Prestwick Court Houston, TX 77057	36,000	0.057414%

Joe D. Dobbs 7608 Dunoon Avenue Dallas, TX 75248	45,000	0.071767%

Michael S. Lewis 4405 Hanover Dallas, TX 75225	45,000	0.071767%

Christopher T. Porter 2217 Laurel Court Bedford, TX 76021	45,000	0.071767%

James H. Wilson 13906 Wilde Forest Court Sugar Land, TX 77478	45,000	0.071767%

Anthony B. Click 3709 Marquette Dallas, TX 75225	4,250	0.013955%

James D. Dockal 2805 Springbranch Court Grapevine, TX 76051	8,000	0.012759%

Dana L. Donahoe 5339 Emerson Avenue Dallas, TX 75209	7,500	0.011961%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

C. Alan Hopkins 1109 Winding Creek West Greapevine, TX 76051	16,000	0.025517%

W. Whitney Kelly 777 Main Street, Suite 1160 Fort Worth, TX 76102	1,500	0.002392%

Randy C. Kostroske 1721 Bellechase Drive Roanoke, TX 76262	16,250	0.025916%

John P. Albright 1435 Eagle Bend Drive Southlake, TX 76092	30,750	0.049041%

Jason E. Anderson 2214 Racquet Club Court Arlington, TX 76017	13,375	0.021331%

Connie S. Angelot 777 Main Street, Suite 2100 Fort Worth, TX 76102	9,750	0.015550%

Bruce M. Basham 9446 South Morning Glory Lane Highlands Ranch, CO 80130	7,500	0.011961%

Theresa E. Black 3221 WT Parr Road Grapevine, TX 76051	16,250	0.025916%

Robert R. Carlen 1531 Pecan Crossing Richmond, TX 77469	12,750	0.020334%

Kiera B. Moody 8144 Hosta Way Fort Worth, TX 76123	5,500	0.008772%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Jason T. Phinney 8313 Fern Leaf Court North Richland Hills, TX 76180	10,250	0.016347%

Jeannette I. Rice 2625 Mockingbird Court Fort Worth, TX 76109	13,750	0.021929%

Clifford M. Rudolph 4213 Oak Park Court Fort Worth, TX 76109	16,250	0.025916%

Thomas Shaw, Jr. 121 Woodland Cove Coppell, TX 75019	11,250	0.017942%

Eric S. Siegrist 1442 NW 138 Terrace Pembroke Pines, FL 33028	8,750	0.013955%

Daniel E. Smith 7702 Leesburg Drive Colleyville, TX 76034	37,250	0.059407%

Brent R. Somers 4220 Galway Fort Worth, TX 76109	16,250	0.025916%

Frank B. Staats 9415 Braewick Houston, TX 77096	16,250	0.025916%

Jeffrey L. Stevens 777 Main Street, Suite 2100 Fort Worth, TX 76102	20,000	0.031897%

Brenna A. Wadleigh 777 Main Street, Suite 2100 Fort Worth, TX 76102	8,000	0.012759%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)

	Partnership	Partnership
Name and Address of Partner	Units	Interests

Debra A. Wilson 726 Last Arrow Houston, TX 77079	4,250	0.006778%

Walt J. Zartman 603 Dene Court Southlake, TX 76092	11,250	0.017942%

Charles D. Coleman 10020 Charlemont Drive Las Vegas, NV 89134	1,000	0.001595%

Samuel Lee Moreland 2311 Briarpark Houston, TX 77042	5,000	0.007974%

Jana Ammons 7739 Bridlewood Court North Richland Hills, TX 76180	10,000	0.015948%

Todd Bicknell 5425 Drane Drive Dallas, TX 76209	5,000	0.007974%

Peggy S. Haynes 777 Main Street, Suite 2100 Fort Worth, TX 76102	2,500	0.003987%

Joseph Pitchford 777 Main Street, Suite 2100 Fort Worth, TX 76102	10,000	0.015948%

	11,320,798	100%

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)
Series A Preferred Partnership Unit Holders:

	Number of
	Series A
	Preferred
	Partnership
Holder	Units	Issue Date
Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	8,000,000	2/19/98

Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	2,800,000	4/26/02

Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	3,400,000	1/15/04

EXHIBIT A
PARTNERS, PARTNERSHIP UNITS AND PARTNERSHIP INTERESTS
(EFFECTIVE AS OF DECEMBER 31, 2006)
Series B Redeemable Preferred Partnership Unit Holders:

	Number of
	Series B
	Redeemable
	Preferred
	Partnership
Holder	Units	Issue Date
Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	3,000,000	05/17/02

Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102	400,000	06/06/02